PRESS RELEASE	Contact: Stephanie A. Heist
July 19, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS ANNOUNCES 2ND QUARTER 2010
EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report second quarter earnings at the end of business Monday, July 26, 2010.  Management will conduct a conference call to review this information at 10:00 a.m. Eastern Daylight Time (EDT) on Tuesday, July 27, 2010.  Interested parties may listen to this call by dialing 1-877-312-5857.

A rebroadcast of the conference call will be available two hours after the completion of the conference call until August 2, 2010, by calling 1-800-642-1687 and using Conference ID 89253656.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

# # #